Exhibit 10.1(iv)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FOURTH AMENDMENT TO COLLABORATION AGREEMENT

BETWEEN

ONYX PHARMACEUTICALS, INC. AND BAYER CORPORATION

This Fourth Amendment to the Collaboration Agreement (the “Fourth Amendment”) is dated October 11, 2011 (the “Effective Date of the Fourth Amendment”) by and between ONYX PHARMACEUTICALS, Inc., a Delaware corporation having its principal place of business in South San Francisco, California (“Onyx”) and BAYER HEALTHCARE LLC, a Delaware company having its principal place of business in Tarrytown, New York, as successor-in-interest to BAYER CORPORATION (“Bayer”). Bayer and Onyx may be referred to herein individually as “Party,” or collectively, as the “Parties.”

RECITALS

WHEREAS, Onyx and Bayer (successor-in-interest to Miles Inc.) entered into a Collaboration Agreement dated April 22, 1994, as amended on April 24, 1996 (the “First Amendment”), on February 1, 1999 (the “Second Amendment”) and on March 6, 2006 pursuant to the U.S. Co-Promotion Agreement (the “Co-Promotion Agreement”) (such agreement as amended by the First Amendment, Second Amendment and Co-Promotion Agreement being referred to herein as the “Collaboration Agreement”); and

WHEREAS, in connection with their entry into a Settlement Agreement in the case of Onyx v. Bayer, and an Agreement Regarding Regorafenib (the “Regorafenib Agreement”), Onyx and Bayer desire to amend and modify the terms of the Collaboration Agreement so as to: (i) establish effective governance of the collaboration; (ii) improve efficiency of sharing of information regarding the collaboration; (iii) provide a mechanism for the independent development of sorafenib for new indications; and (iv) clarify the nature of the Parties’ collaboration.

NOW THEREFORE, in consideration of the covenants contained in this Fourth Amendment, the Parties agree as follows:

1. Capitalized Terms Previously Defined.

(a) Capitalized terms used but not defined herein shall have the same meanings given to them in the Collaboration Agreement.

(b) Section 1.3 is hereby deleted in its entirety and replaced with the following:

1.3 “Affiliate” means, with respect to a Party, any entity that directly or indirectly Owns, is Owned by, or is under common Ownership with such Party. As used in this Section 1.3, “Owns” or “Ownership” means direct or indirect

1.

possession of at least 50% of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity, or, where the laws of the jurisdiction in which such entity operates prohibits the ownership by a Party of 50%, such ownership shall be at the maximum level of ownership allowed by such jurisdiction.

(c) The definition of “[ * ] Product” set forth in the Co-Promotion Agreement is hereby deleted in its entirety and replaced with the following:

“[ * ] Product” means any [ * ] product having the [ * ] as the Co-Promotion Collaboration Product and that is intended as a [ * ] for, and [ * ] for, the Co-Promotion Collaboration Product, [ * ].

(d) The definition of “Governmental or Regulatory Authority” set forth in the Co-Promotion Agreement is hereby deleted in its entirety and replaced with the following:

“Governmental or Regulatory Authority” means any supra-national, federal, national, state, regional, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court, arbitral body or other tribunal), including the FDA and the EMA.

2. Additional Defined Terms. The Collaboration Agreement is hereby amended to add the following additional defined terms:

1.57 “Adulterated” has the meaning set forth in the FD&C Act.

1.58 “Advocating Party” has the meaning set forth in Section 12.5(b).

1.59 “Alliance Steering Committee” or “ASC” has the meaning set forth in Section 3.7.

1.60 “Approved Indication” has the meaning set forth in Section 12.5(a).

1.61 “Approved Product” means sorafenib in any pharmaceutical formulation or dosage that has received Regulatory Approval in the United States.

1.62 “Change of Control” means, with respect to a particular Party: (a) the sale to one or more Third Parties of all or substantially all of such Party’s assets; (b) a merger, reorganization or consolidation involving such Party and one or more Third Parties in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) the acquisition by one or more Third Parties acting in concert of more than fifty percent (50%) of the voting equity securities of such Party as a result of a single transaction or a series of related transactions.

2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.63 “CMC Information” means Information related to the chemistry, manufacturing and controls of the Approved Product, as specified by the FDA or EMA.

1.64 “Commercially Reasonable Efforts” has the meaning set forth in the Co-Promotion Agreement.

1.65 “Contract Year” means a 12-month period commencing as of January 1 and ending as of December 31. For the purposes of this Agreement, the first Contract Year shall commence on the Effective Date of the Fourth Amendment and end on December 31 of the same calendar year.

1.66 “Current Price” has the meaning set forth in Section 12(b) of this Fourth Amendment.

1.67 “Develop” or “Development” means all non-clinical, preclinical and clinical development activities for the Approved Product, including all clinical testing and studies of the Approved Product, toxicology studies, manufacture and distribution of the Approved Product for use in clinical trials (including placebos and comparators), statistical analyses, and the preparation, filing and prosecution of any Drug Approval Application, as well as all regulatory activities related to any of the foregoing.

1.68 “Drug Approval Application” means an application to the FDA or EMA for approval to market the Approved Product in a Separate Indication. For clarity, Drug Approval Application (a) includes any and all Marketing Authorisation Applications in the EU, New Drug Applications in the United States, and all supplements to any of the foregoing and (b) excludes any and all Price Approvals.

1.69 “EMA” means the European Medicines Agency or any successor entity.

1.70 “Executive Committee” or “EC” means the committee that was originally organized as the Joint Research and Development Committee or JRDC and has been renamed the Executive Committee.

1.71 “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.72 “FDA” means the United States Food and Drug Administration or any successor entity.

3.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.73 “FTE” means the equivalent of a full time individual’s work for a twelve (12) month period (based on a full-time equivalent year of [ * ]). FTE efforts shall not include the work of general corporate or administrative personnel.

1.74 “GMPs” means the standards relating to the then-current Good Manufacturing Practices for fine chemicals, active pharmaceutical ingredients, intermediates, bulk products or finished pharmaceutical products set forth (i) in 21 U.S.C. 351(a)(2)(B), in FDA regulations at 21 C.F.R. Parts 210 and 211 and in The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products, each as may be amended from time to time or (ii) in guidelines promulgated by the International Conference on Harmonization with respect to the manufacture of active pharmaceutical ingredients and finished pharmaceuticals, as may be amended from time to time.

1.75 “Guiding Principles” has the meaning set forth in Section 3(a) of this Fourth Amendment.

1.76 “Listed Commercial Information” means with respect to any Collaboration Product, the following categories of information: (a) market insights including primary research studies and findings, competitive assessments, secondary data sources and syndicated reports by tumor type; (b) medical information including medical information letters, summaries of unsolicited requests and appropriate reports, publication plans, posters, data and slides generated by a Party; (c) ongoing and tracking of IIS/IST information; (d) managed care and payer strategy plans; (e) marketing and brand plans by key markets, (f) sales targeting and data management including sales training materials, detailing information for the United States, sales reports by region and comparison with plan and targeting; (g) execution including metrics of and key execution/annual goals of key promotional activities (e.g. Speaker programs, Congress plans); and (h) health economics and value dossiers.

1.77 “Listed Patent” means any patent or patent application listed in Exhibit F.

1.78 “Listed Trial” has the meaning set forth in Section 12.5(a).

1.79 “Misbranded” has the meaning set forth in the FD&C Act.

1.80 “Non-Advocating Party” has the meaning set forth in Section 12.5(b).

1.81 “Original Price” has the meaning set forth in Section 12(b) of this Fourth Amendment.

4.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.82 “Pharmacovigilance Agreement” means that certain agreement between the Parties entitled “Procedures for Exchange of Pharmacovigilance Data Regarding Sorafenib” dated June 21, 2005, as amended on April 27, 2007 and May 16, 2007.

1.83 “Price Approval” means any and all governmental approvals, agreements, determinations or decisions establishing prices that can be charged and/or reimbursed for a Collaboration Product in a regulatory jurisdiction where a Governmental or Regulatory Authority approves or determines the price and/or reimbursement of pharmaceutical products.

1.84 “Proposed New Indication Study” shall have the meaning set forth in Section 12.5(b).

1.85 “Regorafenib Product” shall have the same meaning as the term “Product” as defined in the Regorafenib Agreement.

1.86 “Separate Development Costs” means, with respect to a particular Separate Indication, the actual and direct costs and expenses reasonably incurred after the Effective Date of the Fourth Amendment by the applicable Advocating Party and its Affiliates or for its account, as calculated in accordance with, if Onyx is the Advocating Party, United States generally accepted accounting principles consistently applied or, if Bayer is the Advocating Party, international financial reporting standards consistently applied, that are specifically identifiable or reasonably and consistently allocable to the Development of the Approved Product for such Separate Indication (but excluding all Listed Trials, if any, for such Separate Indication) and that are directed to obtaining approval from the FDA and/or EMA of a Drug Approval Application for the Approved Product for such Separate Indication. The Separate Development Costs shall include amounts, without mark-up, that the Advocating Party pays to Third Parties involved in such Development work, and all internal costs incurred by the Advocating Party and costs reasonably incurred by Bayer for services requested by Onyx (if Onyx is the Advocating Party) in connection with such Development work. Separate Development Costs shall include the following to the extent that the necessary information or data is not in Bayer’s possession or Control (if Bayer is the Advocating Party) or provided to Onyx by Bayer (if Onyx is the Advocating Party): (a) all pre-clinical costs, such as costs for toxicology, pharmacokinetics, pharmacological studies specifically directed to the Separate Indication; (b) costs of clinical trials (other than Listed Trials) of the Approved Product for the Separate Indication, including ethics committee fees, investigators’ fees, investigators’ meeting costs, hospital fees, fees for clinical research organizations’ services; (c) costs of manufacturing or procuring the Approved Product, comparators and placebos, as applicable, for use in Development activities directed toward the Separate Indication, as well as the direct costs and expenses of disposal of drugs and other supplies used in such

5.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development; (d) regulatory expenses, including FDA and EMA filing fees, relating to Development activities for the purpose of obtaining approval by the FDA or EMA of a Drug Approval Application for the Approved Product for the Separate Indication; and (e) other costs and expenses that meet the criteria set forth above. Separate Development Costs shall specifically exclude [ * ] as well as [ * ]. In calculating the Separate Development Costs, the Advocating Party’s FTE efforts shall be calculated based upon the Advocating Party’s actual costs for such FTEs.

1.87 “Separate Indication” has the meaning set forth in Section 12.5(b).

1.88 “Specifications” means those specifications then in effect that establish the criteria that the Approved Product must satisfy in order to be released for commercial sale in the United States.

1.89 “Specified Molecule” means (a) any molecule whose chemical structure is (i) [ * ] of a Listed Patent and (ii) is [ * ] claimed in any claim pending at any time ([ * ]) in any Listed Patent or (b) any [ * ] of a molecule described in subsection (a).

1.90 “Specified Product” means any product that (a) is approved in oncology, (b) is not a Collaboration Product or Regorafenib Product and (c) is a pharmaceutical form or dosage of a Specified Molecule.

1.91 “Supply COGS” shall mean, for Approved Product supplied by Bayer pursuant to Section 12.5(c)(i), [ * ] per tablet supplied. Such per-tablet charge shall be adjusted as follows: commencing [ * ] and for each Contract Year thereafter, inflation/deflation variances equal to the corresponding increase or decrease in the United States Producer’s Price Index, Pharmaceutical Preparations Manufacturers (US BLS Ref. #pcu325412325412; http://data.bls.gov/cgi-bin/surveymost), or the equivalent standard, as published by the Bureau of Labor Statistics of the United States Department of Labor from the annual index value most recently available as of the Effective Date of the Fourth Amendment to the annual index value most recently available as of the most recent January (aggregated and applied on a cumulative basis).

1.92 “United States” shall mean the United States of America, its territories and possessions.

1.93 “Valid Claim” means a claim of an issued and unexpired patent, which has not been held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction, which holding is unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through disclaimer or otherwise.

6.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3. Reconstitution of Executive Committee and its Subcommittees.

(a) The Parties hereby agree to use diligent, good faith efforts to establish and maintain, throughout the term of the Collaboration Agreement, a productive working relationship between the Parties, through the ASC, EC and the subcommittees of the EC, where each of the Parties (i) provide each other with complete, accurate and timely information regarding their activities and plans pursuant to the Collaboration Agreement and the Co-Promotion Agreement and regarding activities and plans of, and communications with, Third Parties (including key opinion leaders, principal investigators of investigator-sponsored studies or trials, and advisors) regarding any Collaboration Product, (ii) promptly respond to all reasonable inquiries of the other Party for additional information with respect thereto, (iii) fully discuss all concerns of the Party with respect thereto, and (iv) make and implement decisions in accordance with the decision-making processes in the Collaboration Agreement and the Co-Promotion Agreement (including with respect to the Co-Development Plan and Marketing Plan and the budgets therefor) that facilitate, and if possible optimize, the continued development and commercialization of the Collaboration Products and optimization of brand profit through the optimization of Marketing Profit and product development investments (collectively the “Guiding Principles”). Without limiting the foregoing, each Party agrees to diligently pursue the goal of providing the other Party with the information described in (i) above promptly after it is generated or becomes known to such Party and not materially later than such information is first provided to employees of such Party with responsibility for the development or commercialization (as applicable) of the Collaboration Products. For clarity, a Party’s failure to comply with the Guiding Principles shall not, by itself, be considered a breach of the Collaboration Agreement for which the other Party may obtain damages or any other remedy pursuant to Article 25 of the Collaboration Agreement, but such failure shall be brought to the attention of the ASC and the ASC shall be responsible for devising mechanisms for monitoring and ensuring such Party’s compliance with the Guiding Principles.

(b) Within 7 days after the Effective Date of the Fourth Amendment, each Party shall identify each individual who will represent it (until replaced as contemplated by the Collaboration Agreement or by the applicable committee, subcommittee or working group charter) as a member of the Executive Committee, a subcommittee of the EC, or a working group. Unless the ASC decides otherwise, the subcommittees of the EC shall be the Joint Development Committee (“JDC”), Joint Finance Committee (“JFC”), Joint Marketing Committee (“JMC”), Joint Global ISS Steering Committee (“GISC”), and Intellectual Property Committee (“IPC”, which subcommittee will exist solely for the purposes of sharing intellectual property information and discussing intellectual property matters and will not have any decision-making authority), and the Life Cycle Management Committee (“LCM”) shall be a working group that reports to both the JDC and the JMC. The Executive Committee shall meet within 30 days after the Effective Date of the Fourth Amendment to provide guidance and expectations to each subcommittee and working group. Each subcommittee and working group shall, to the extent possible, be the decision-making body with respect to the decisions within the EC’s authority that are delegated by the EC to such subcommittee or by the EC to the applicable subcommittee and by such subcommittee to such working group. Each of the JDC, JFC and JMC may, at its discretion, delegate portions of its responsibilities to a working group. Each

7.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subcommittee and working group shall meet within 45 days after the Effective Date of the Fourth Amendment and thereafter in accordance with its charter, but not less frequently than once per calendar quarter, with the expectation that it will provide an oral or written report at each quarterly meeting of its relevant governing body. Each subcommittee and working group shall use diligent, good faith efforts to agree upon, and formally document in a written charter within the 90-day period after the Effective Date of the Fourth Amendment, its responsibilities, operating procedures and priorities, which shall be consistent with the terms of the Collaboration Agreement and the Co-Promotion Agreement and shall be designed to implement the Guiding Principles. If a working group has not adopted a charter by the end of such 90-day period, then such matter shall be referred to the relevant subcommittee, and if the relevant subcommittee cannot resolve such matter, the relevant subcommittee shall refer such matter to the EC, and the EC shall promptly meet with the goal of adopting such charter within 30 days of such referral. If a subcommittee has not adopted a charter by the end of such 90-day period, then such matter shall be referred to the EC, and the EC shall promptly meet with the goal of adopting such charter within 30 days of such referral. The EC shall adopt a strategy for the future development and competitive positioning of each Collaboration Product within three months after the Effective Date of the Fourth Amendment and shall update it at least once every six months. If the EC does not meet any such deadline, then the matter shall be referred to the ASC and the ASC shall promptly meet with the goal of adopting or updating such strategy within 30 days of such referral.

4. Global Amendments to Address Renaming of Joint Research and Development Committee. All references to “Joint Research and Development Committee” and “JRDC” throughout the Collaboration Agreement, except in Section 1.69, are hereby replaced by “Executive Committee” and “EC”, respectively.

5. Amendment to Section 3.1. Section 3.1 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

3.1 Executive Committee. The collaboration between Bayer, Onyx, and their respective Affiliates under this Agreement and the Co-Promotion Agreement shall be managed by an Executive Committee in a manner that is consistent with the Guiding Principles and strategic direction provided by the Alliance Steering Committee. The size of the EC may be determined from time to time; initially it shall consist of eight members, four each appointed by Onyx and Bayer. Members of the EC shall be composed of senior officers or representatives of each Party authorized to make decisions with respect to matters within the scope of the EC’s authority, which authority is set forth in Section 3.3 and described in greater detail, with respect to Co-Promotion, in Section 3.1 of the Co-Promotion Agreement. An alternate member designated by a Party may serve temporarily in the absence of a permanent member designated by such Party. Each Party shall appoint and replace its representatives to the EC, in its discretion as appropriate during the term of this Agreement. The EC shall operate by consensus. Any deadlock shall be referred to the Alliance Steering Committee pursuant to Article 25 of this Agreement.

8.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6. Amendment to Section 3.3. The following is hereby added to the end of Section 3.3 of the Collaboration Agreement:

The EC shall also have: the responsibilities set forth in Section 3.1 of this Agreement; responsibility for reviewing the Parties’ progress (including with respect to filings for Regulatory Approval and supplements thereto) and comparing it with the applicable plan; responsibility for discussing new data and competitive threats; responsibility for reviewing (but not approving) the annual marketing plan (including the budget therefor) and lifecycle plan for commercializing each Collaboration Product outside the United States and Japan. Promptly following Bayer’s submission of a marketing plan to its senior management for review, Bayer will present each such marketing plan to the EC in a level of detail suitable for Onyx to understand and provide comments upon the proposed global plan for such Collaboration Product. Bayer will provide the EC with the following information for top markets and the regions to the extent reasonable and extractable from standard systems and templates and within Bayer’s Control and any additional information reasonably requested by Onyx’s EC representatives for the purpose of evaluating such marketing plan:

(i) Actual year-to-date gross sales and Net Sales, commercial costs and margin, both globally and by top markets in Euros;

(ii) Final forecast for current year sales, commercial costs and margin;

(iii) Estimated ex-US sales, commercial costs and commercial margin plan figures;

(iv) manufacturer selling price (MSP) by country in preceding year;

(v) marketing costs (internal and external) and advertising & promotion costs for top markets and regions;

(vi) available market research data on patient penetration, duration of therapy, and market share in comparison with other products in the same therapeutic space;

(vii) overall strategy for global business for such Collaboration Product; and

(viii) analyses of the top markets, including overall plan, challenges, opportunities, and competitive landscape from both commercial and clinical development perspectives.

For the purpose of this Section 3.3, “top markets” means the top 10 markets for the applicable Collaboration Product. For the purpose of clarification, this Section 3.3 shall not require Bayer to provide the EC any bidding or discount information or future pricing information, in each case with respect to a Collaboration Product.

9.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7. Addition of New Section 3.7. The following Section 3.7 is hereby added to the Collaboration Agreement:

3.7 Alliance Steering Committee. Commencing on the Effective Date of the Fourth Amendment, the strategic direction of the collaboration between the Parties under this Agreement and the Co-Promotion Agreement shall be managed by, and all disputes arising under this Agreement shall be submitted for attempted resolution to, a committee known as the “Alliance Steering Committee” or “ASC”. The ASC shall consist of two members, the Chief Executive Officer of Onyx and the Chief Executive Officer of Bayer HealthCare AG, who shall serve as joint chairs of the ASC. The ASC shall meet and attempt in good faith to promptly resolve all disputes arising under this Agreement as described in Article 25. In addition to such meetings, the ASC shall meet at least once per Contract Year in late June or early July to discuss and agree upon the strategic direction and priorities of the Parties’ efforts pursuant to this Agreement and the Co-Promotion Agreement. The ASC shall strive to operate by consensus, provided that in the event of a dispute between the members of the ASC, either member of the ASC may refer such dispute to arbitration in accordance with Section 25.1. Notice of such meetings shall be given 30 days in advance to each member, stating the date, time and place of such meeting and describing the proposed agenda of items to be discussed at such meeting. Either Party may place items on the proposed agenda. Responsibility for arranging meetings will alternate between the Parties, with Onyx having responsibility for the first meeting, and either Party may invite other employees to participate in such meetings (which individuals will not be included in the determination for consensus of the ASC), provided that an executive session comprised of only the two members of the ASC shall be required. The ASC may conduct meetings in person or by telephone, video or Internet-enabled conference, provided that at least one strategic meeting (as opposed to those dispute resolution meetings held pursuant to Article 25) per Contract Year shall be held in person. The ASC shall keep minutes reflecting actions taken at meetings, which minutes shall be reviewed and approved by both members within 10 days after the applicable meeting and shall be promptly distributed to all members of the EC. The ASC may act without a meeting if prior to such action a written consent thereto is signed by both members. The ASC may amend or expand upon the foregoing procedures for its internal operation by unanimous written consent.

8. Addition of New Section 4.7. The following Section 4.7 is hereby added to the Collaboration Agreement:

4.7 Specified Product Royalty. If Bayer or its Affiliate or licensee sells any Specified Product during the period commencing on the Effective Date

10.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of the Fourth Amendment and ending, [ * ], Bayer shall pay royalties to Onyx on such sales in accordance with the terms of Sections 4.1 ([ * ]) and 4.4 through 4.9 of the Regorafenib Agreement as if such Specified Product were a Product (as defined in the Regorafenib Agreement). The Parties intend that this provision shall survive any expiration or termination of the Collaboration Agreement.

9. Amendment to Section 11.6. Section 11.6 of the Collaboration Agreement is amended to add the following to the end of such section: “Notwithstanding anything to the contrary in this Section 11.6, the Parties agree that [ * ] shall be the designated Party for [ * ] that are part of the Co-Development Plan, subject to the treatment of Co-Development Costs as set forth in Section 11.7.”

10. Amendment to Section 11.10. Section 11.10 of the Collaboration Agreement is amended to add the following to the end of such section:

The Parties hereby affirm the Parties’ co-ownership of, and equal rights of access to, the information and database described in this Section 11.10. In furtherance thereof, within 120 days after the Effective Date of the Fourth Amendment, Bayer, with the cooperation of Onyx, will establish a shared electronic collaboration space that enables each Party (through representatives reasonably designated by such Party) to access, and provide access to, the information and documents described in this Section 11.10, to the extent legally permitted, including presentations, data and reports regarding Collaboration Products, correspondence with regulatory authorities with respect to Collaboration Products and Listed Commercial Information. Such electronic collaboration space shall be comparable (including in terms of scope, timeliness and extent of information shared, ease of use, accessibility) to other electronic collaboration spaces that Bayer has with other major collaborators, shall use existing infrastructure and report templates and shall be compatible with widely used software and hardware. Each Party shall post non-public data from the ongoing development and commercialization (including safety monitoring) of Collaboration Products to such electronic collaboration space on a regular and continuing basis; provided, that (a) the frequency of such posting may be adjusted by consent of the EC, and (b) in the absence of any such consent, each Party shall post such non-public data at the same time and in the same format as made available to such Party’s internal project leadership team. In the event that Bayer fails to establish the database and electronic workspace within the timeframes provided above, the person designated by each Party to be responsible for such establishment shall provide a written report to the ASC regarding the reasons for such delay, the corrective actions being undertaken and the anticipated schedule for the availability of the database and electronic workspace. Such persons shall update such report every two weeks until the database and electronic workspace has been established. Any failure to comply with the obligations set forth in this Section 11.10 shall be referred the EC and, if not remedied within 10 days of such referral, referred to the ASC and not subject to arbitration pursuant to Section 25.1.

11.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11. Addition of New Section 12.5. The following Section 12.5 is hereby added to the Collaboration Agreement:

12.5 Separate Development of the Approved Product for New Indications.

(a) As of the Effective Date of the Fourth Amendment, the Approved Product has received Regulatory Approval for renal cell carcinoma and hepatocellular carcinoma as further described in the package insert for the Approved Product (each, an “Approved Indication”) and the Parties are currently performing, pursuant to the Co-Development Plan, the clinical trials described in Exhibit G (each such trial, a “Listed Trial”). Unless the Parties agree otherwise in writing, the Parties shall conduct and co-fund the Listed Trials and all additional Co-Development activities agreed upon by the Parties and directed to obtaining Regulatory Approval in accordance with Article 11.

(b) After a JDC discussion in which no agreement is reached regarding further Co-Development of a Collaboration Compound pursuant to Article 11, if either Party wishes to conduct and/or fund such additional clinical development activities that are not already set forth in the Co-Development Plan and that are directed to an indication that is not an Approved Indication (each of the foregoing activities, a “Proposed New Indication Study”), such Party (hereinafter referred to as the “Advocating Party”) shall present to the other Party’s EC representatives the proposed trial design, business case, budget and timeline for such Proposed New Indication Study. The EC shall discuss such Proposed New Indication Study at its next meeting, whether regularly scheduled or specially requested, and the Advocating Party shall provide, within [ * ] after such EC meeting (or such longer period of time as agreed upon in writing by the Parties), any additional information reasonably requested by the other Party’s EC representatives prior to or during such EC meeting. If within [ * ] after the EC meeting at which a particular Proposed New Indication Study is discussed (or such longer period of time as agreed upon in writing by the Parties) (i) the other Party notifies the Advocating Party in writing that the other Party wishes to co-fund such Proposed New Indication Study on the terms (including design and budget) proposed by the Advocating Party or (ii) the Parties agree in writing upon the terms (including design and budget) under which they will co-fund such Proposed New Indication Study, then the Co-Development Plan shall be amended to include such Proposed New Indication Study and the Parties shall conduct and fund such Proposed New Indication Study in accordance with Article 11. If by the [ * ] after the EC meeting at which a particular Proposed New Indication Study is discussed (or such longer period of time as agreed upon in writing by the Parties) (1) the other Party has not notified the Advocating Party in writing that the other Party wishes to co-fund such Proposed New Indication Study on the terms (including design and budget) proposed by the Advocating Party and (2) the Parties have not agreed in writing upon the terms (including design and budget) under which they will co-fund such Proposed New Indication Study, then the

12.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other Party shall be deemed to have consented to the Advocating Party’s independent performance of such Proposed New Indication Study, the indication to which such Proposed New Indication Study is directed shall be deemed to be a “Separate Indication,” the other Party shall be deemed the “Non-Advocating Party” with respect thereto, and the Advocating Party may conduct, in its sole discretion and at its sole cost (subject to Section 12.5(e)), Development activities (other than any applicable Listed Trials) with respect to the Approved Product for such Separate Indication and may apply for and obtain approval of a Drug Approval Application for the Approved Product in the Separate Indication in accordance with this Section 12.5. If the Non-Advocating Party believes, based upon reasonable medical or scientific grounds, that the Proposed New Indication Study or Separate Indication [ * ], it shall bring this concern to the attention of the Advocating Party within the [ * ] period described above and the Parties shall discuss through the EC before the Advocating Party commences such Development activities. If the Non-Advocating Party still believes after such discussion that, based upon reasonable medical or scientific grounds, the Proposed New Indication Study or Separate Indication [ * ], then the Advocating Party may only proceed with such Development activities if [ * ] and the Advocating Party indemnifies the Non-Advocating Party for Losses resulting directly from the Advocating Party’s performance of such Development activities, except to the extent that such Losses result from the negligence of the Non-Advocating Party or actions of claims referred to under Section 21.3 (which are treated thereunder) and provided that the Non-Advocating Party complies with the notice, control of defense and cooperation obligations set forth in Section 27.1; under such circumstance, [ * ]. Such indemnity will not extend to Losses resulting from Bayer’s commercialization of the Approved Product based upon such Development activities. If requested by Onyx, Bayer shall file the Drug Approval Application, and Bayer shall own such Drug Approval Application. For clarity, the Non-Advocating Party’s decision not to co-fund a particular Proposed New Indication Study shall not convert the Approved Product to a Royalty-Bearing Product; the Approved Product’s status as a Collaboration Product and as a Co-Promotion Collaboration Product (pursuant to the Co-Promotion Agreement) shall not be altered in any way by this Section 12.5. Notwithstanding Section 4.3(a), the Advocating Party may grant licenses to Third Parties under its Information and Patents exclusively licensed to the Non-Advocating Party pursuant to Section 4.1 or 4.2 provided that such license is granted to a Third Party that is performing Development activities on the Advocating Party’s behalf with respect to the Approved Product and the applicable Separate Indication and such license is limited to such performance.

13.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) If Onyx is the Advocating Party for a particular Separate Indication, Bayer shall have the following obligations with respect to Onyx’s Development of, and procurement of Regulatory Approval for, such Separate Indication:

(i) As set forth in greater detail in this Section 12.5(c)(i), Bayer shall supply primary packed unlabeled Approved Product to Onyx, pursuant to purchase orders placed by Onyx and accepted by Bayer, at a cost equal to the Supply COGS for such Approved Product. Onyx shall provide Bayer with a [ * ] rolling forecast of its anticipated requirements for Approved Product for Development activities for those Separate Indications for which it is the Advocating Party and shall provide Bayer with an updated forecast once per [ * ]. Provided that Onyx’s purchase order for Approved Product does not exceed its forecast for the applicable month by more than [ * ] or require delivery less than [ * ] after the date of such purchase order, Bayer shall be deemed to have accepted such purchase order. All other Onyx purchase orders shall be deemed accepted by Bayer if Bayer does not reject such purchase order within [ * ] after the date of such purchase order. Bayer shall deliver to Onyx, FCA (Incoterms 2010) from its storage facility nearest to Onyx, on the delivery date specified in the applicable accepted purchase order, the quantity of Approved Product set forth in such purchase order, together with a Certificate of Analysis for such Approved Product. Onyx will arrange for and be responsible for the cost of all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the transport of Approved Product delivered by Bayer hereunder. Bayer represents, warrants and covenants to Onyx that the Approved Product delivered to Onyx pursuant to this Section 12.5(c)(i): (A) will, at the time of delivery, conform to the Specifications and have a minimum shelf-life of [ * ], (B) will remain in compliance with the Specifications throughout its shelf-life, provided that it is stored in strict compliance with the applicable long term storage conditions, and it is not tampered with, damaged, modified, mishandled or used in a manner other than as intended, and (C) will have been manufactured by Bayer in conformity with GMPs and will not be Adulterated or Misbranded. If Bayer breaches the representation, warranty and covenant set forth in the previous sentence (the “Product Warranty”) with respect to any quantity of Approved Product, then Onyx shall not be obligated to pay for such quantity of Approved Product and Bayer shall, at Onyx’s request, promptly replace (at no additional cost to Onyx if Onyx paid Bayer’s invoice with respect to the non-conforming Approved Product) such quantity of non-conforming Approved Product with the same quantity of Approved Product that does conform with the Product Warranty. [ * ] Bayer shall provide Onyx, no earlier than the applicable delivery date for such Approved Product, with an invoice for Approved Product delivered by Bayer pursuant to this Section 12.5(c)(i); such invoice shall set forth an amount equal to the Supply COGS multiplied by the number of tablets of Approved Product included in such delivery. Provided that the Approved Product conforms to the Product Warranty, Onyx shall pay such invoice within [ * ] of its receipt of such invoice. Promptly after the Effective Date of the Fourth Amendment, the Parties shall negotiate in good faith and enter into a mutually agreed quality agreement with respect to Bayer’s supply of Approved Product pursuant to this Section 12.5(c)(i). Such quality agreement shall contain standard, commercially reasonable terms and conditions for agreements of such type, including rights for

14.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Onyx to review Bayer’s manufacturing records. Bayer shall supply to Onyx placebo matched to the Approved Product pursuant to terms and conditions similar to the terms and conditions set forth in this Section.

(ii) At the request and sole cost and expense of Onyx, Bayer shall facilitate Onyx’s performance of Development activities with respect to the applicable Separate Indication and Onyx’s preparation of a Drug Approval Application with respect to such Separate Indication, as reasonably necessary to materially facilitate Onyx’s performance and preparation. Such facilitation shall include providing Onyx with access to, and rights of reference to, Bayer’s regulatory filings and approvals of the Approved Product on a worldwide basis. Bayer shall also provide Onyx with timely, complete and accurate CMC Information for inclusion in such Drug Approval Application and any other regulatory filings with the FDA or EMA that require manufacturing-related information. At Onyx’s sole cost and expense, Bayer shall apply for and take, as Onyx’s agent, all legal actions requested by Onyx that are necessary to materially facilitate conducting Development with respect to the applicable Separate Indication and for obtaining approval of the Drug Approval Application for the Product in the applicable Separate Indication. Except with respect to materials that, as between the Parties, only Bayer can prepare, Onyx shall prepare for submission by Bayer all materials to be provided to an applicable Governmental or Regulatory Authority and such materials shall comply with the legal requirements of such applicable Governmental or Regulatory Authority, and in the case of any filing for territories other than the U.S. and the European Union, with Bayer’s written guidelines provided reasonably in advance of Onyx’s commencement of Development activities with respect to such Separate Indication in such territory. At Onyx’s request, and at Onyx’s sole cost and expense, Bayer shall prepare and submit to the applicable Governmental or Regulatory Authority all other materials necessary to obtain approval of such Drug Approval Application. Bayer shall own, and hold for the benefit of Onyx, such Drug Approval Application. Bayer will keep Onyx fully informed regarding the status of such Drug Approval Application, including by providing Onyx with copies of all documents filed with, and documents, correspondence and other communications received from, the applicable Governmental or Regulatory Authority with respect thereto. Bayer shall provide Onyx with prompt notice of any meeting, teleconference or other interaction with the applicable Governmental or Regulatory Authority with respect thereto and shall facilitate Onyx’s participation in such meetings, teleconferences and interactions.

(iii) At Onyx’s request, and at Onyx’s sole cost and expense, Bayer shall (A) provide Onyx with access, through the shared database established pursuant to Section 11.10, to Information in Bayer’s Control that is necessary for Onyx to develop the Approved Product for such Separate Indication and to prepare Drug Approval Application(s) with respect to such Separate Indication, (B) use good faith and Commercially Reasonable Efforts to provide

15.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Onyx with Information in Bayer’s Control that would materially facilitate Onyx’s development of the Approved Product for such Separate Indication, including Information about preferred formulations, and preparation of Drug Approval Application(s) with respect to such Separate Indication, including copies of correspondence with the FDA, EMA and other regulatory authorities and (C) introduce Onyx to, and materially facilitate Onyx’s interactions with, key opinion leaders, potential clinical trial principal investigators, representatives of patient advocacy groups, vendors of development services, and persons responsible for granting pricing approvals or making reimbursement or formulary decisions, in each case only for external contacts with whom Bayer has a relationship with respect to the Approved Product. The foregoing Information delivery obligations shall include making available Bayer personnel during normal business hours for reasonable time periods for consultation by Onyx either by telephone or email or at Bayer facilities (without a travel obligation on the part of Bayer).

(d) The Advocating Party shall comply with the Information sharing obligations set forth in this Agreement (including Sections 11.10 and 17.1) and the Co-Promotion Agreement (including Section 7.3) and the Pharmacovigilance Agreement with respect to non-public Information arising from activities performed pursuant to this Section 12.5. Notwithstanding anything to the contrary in this Agreement (including Section 11.11), Co-Promotion Agreement or Pharmacovigilance Agreement, if the Non-Advocating Party uses (other than for internal use) any Information disclosed by the Advocating Party with respect to such Separate Indication or includes any such Information in any filings or communications with the FDA, EMA or other regulatory authorities, the Non-Advocating Party shall pay the Advocating Party’s Separate Development Costs with respect to such Separate Indication in accordance with Section 12.5(e); provided, however, that the Non-Advocating Party may file required safety information with the applicable regulatory authorities in accordance with Section 17.1 without paying such Separate Development Costs.

(e) Bayer shall promptly inform Onyx upon the first approval of a Drug Approval Application by the FDA or the EMA with respect to a particular Separate Indication and the Advocating Party shall provide the Non-Advocating Party with an invoice setting forth, in United States Dollars, [ * ] of the Separate Development Costs with respect to such Separate Indication, together with reasonable supporting documentation of such Separate Development Costs, provided that if such first approval was obtained in the United States, the amount of such invoice shall be [ * ] of the Separate Development Costs unless, at the time of the first dosing of a patient in the first clinical trial for such Separate Indication, the United States regulatory regime had changed to require Price Approval prior to the commercial launch of a human pharmaceutical in a new indication (it being agreed that Price Approval is not required in the United States as of the Effective Date of this Fourth Amendment). If such first approval was

16.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

either (i) obtained with the EMA or (ii) obtained in the United States and the United States regulatory regime had changed prior to the first dosing of a patient in the first clinical trial for such Separate Indication to require Price Approval, then the Non-Advocating Party shall pay to the Advocating Party an additional [ * ] of the Separate Development Costs with respect to the Separate Indication upon the earlier of (X) Price Approval is obtained in the jurisdiction (European Union or U.S. as the case may be) where the first approval of a Drug Approval Application was obtained or (Y) approval, including Price Approval if required, has been obtained in the other jurisdiction (e.g., if the first approval is obtained with the EMA and, prior to Price Approval in the European Union, approval is obtained in the United States and no Price Approval is then required in the United States). In all cases in which a payment is conditioned upon Price Approval, if Price Approval is required in the European Union, the Non-Advocating Party's obligation to pay [ * ] of the Separate Development Costs shall be conditioned upon Price Approval being granted in [ * ] major countries of the European Union. In the case that Bayer is the Non-Advocating Party, Bayer's obligation to pay Onyx the Separate Development Costs shall, in the case of costs for services provided by Bayer, be [ * ] of the costs representing services provided by Bayer to Onyx. The Non-Advocating Party shall have the right to audit such Separate Development Costs in a manner consistent with Section 17.2. The Non-Advocating Party shall pay to the Advocating Party, in United States Dollars, the amount invoiced within [ * ] after the receipt of the invoice (or each invoice, in the case of multiple payments). Upon such approval, the Parties shall commercialize the Approved Product for the Separate Indication in accordance with Articles 13 and 14 and the Co-Promotion Agreement and shall share the Marketing Profit (or Loss) with respect thereto in accordance with Section 16.1 and the Co-Promotion Agreement. Without limiting the generality of the foregoing, Bayer shall use Commercially Reasonable Efforts to (i) obtain approval of the Drug Approval Application and Price Approval (if any) of the Approved Product for such Separate Indication in the United States, the major countries of the EU, [ * ] within [ * ] after first receipt of approval of the Drug Approval Application of the Approved Product for such Separate Indication from the FDA or EMA (as the case may be), and (ii) launch the Approved Product for such Separate Indication in all markets in which approval of the Drug Approval Application of the Approved Product for such Separate Indication is obtained within a time period that is consistent with similar product approvals (including Price Approval) and launches in such markets. In the event Onyx disputes whether Bayer has exercised Commercially Reasonable Efforts to obtain Price Approval in a given territory, Onyx may refer such dispute to arbitration in accordance with Section 25.1 and, in the event it is determined that Bayer failed to use Commercially Reasonable Efforts to obtain Price Approval, Onyx shall be entitled to receive the additional payment as if Price Approval had been obtained.

(f) The Advocating Party shall own the entire, right, title and interest in and to any all Information (including data), whether or not patentable, that is

17.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

generated, discovered, developed, identified, made or conceived by or on behalf of the Advocating Party or its Affiliates or their respective employees, agents or contractors in the course of conducting any Development of a Separate Indication, together with all Patents, trademarks, copyrights and other intellectual property rights therein (collectively, “Separately Developed IP”). The Advocating Party shall have the right to use, transfer, sell, license, pledge and otherwise exploit its Separately Developed IP for any purpose subject to the license granted in Section 4.2. For purposes of this Section 12.5, “Product-Specific Invention” means any invention within a Party’s Separately Developed IP, the practice of which necessarily includes the Collaboration Product, including composition of matter or method of treatment claims. The rights and obligations set forth in Section 12.5(g), rather than the rights and obligations set forth in Article 20, shall apply to all Separately Developed IP.

(g) The Advocating Party shall disclose to the IPC all Separately Developed IP of such Advocating Party that it believes to be patentable. The IPC shall discuss the most advantageous procedures for obtaining patent protection for each such Separately Developed IP. The Parties shall comply with all such procedures agreed upon by the IPC. In the event that the IPC does not agree upon such procedures within [ * ] after the Advocating Party’s disclosure of a particular Separately Developed IP, the Advocating Party has the first right to prepare, file, prosecute (including any reissues, re-examinations, post-grant proceedings, requests for patent term extensions, supplementary protection certificates, interferences, and defense of oppositions) and maintain any Patent directed to such Separately Developed IP worldwide, at its own expense. If the Advocating Party determines that it will not file, in even one country any Patents directed to a Product-Specific Invention, it shall notify the Non-Advocating Party in writing sufficiently in advance so the Non-Advocating Party may, at its cost, assume the responsibility for the filing, in the Non-Advocating Party’s name, prosecution or maintenance of Patents directed to such Product-Specific Invention. (For clarity, the Non-Advocating Party’s rights in this sentence will not apply to the situation where Advocating Party determines to file in one or more countries, but not in other countries.) At the Non-Advocating Party’s request and cost, the Advocating Party will execute any documents necessary to effectuate transfer of title to the Patents directed to such Product-Specific Invention, and will promptly transfer to Non-Advocating Party all documents and information necessary to file, prosecute, maintain, and enforce such Patent(s) and patent application(s). The Non-Advocating Party hereby grants to the Advocating Party, effective upon such transfer of title, a non-exclusive, fully paid, perpetual, irrevocable, non-transferrable (except for permitted assignment under Section 28.1) worldwide license to practice such transferred Product-Specific Invention. If the Advocating Party declines to file in a particular country a Patent directed to a Product-Specific Invention for which the Advocating Party is pursing patent protection in one or more other countries or if the Advocating Party decides to cease the prosecution or maintenance of such a Patent in a particular country, it shall notify the Non-

18.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Advocating Party in writing sufficiently in advance so the Non-Advocating Party may, at its cost, assume the responsibility for the filing, in the Advocating Party’s name, prosecution or maintenance of Patents directed to such Product-Specific Invention. In the case of other inventions within the Separately Developed IP (that are not Product-Specific Inventions), Advocating Party will disclose the invention to the IP committee, as discussed above, but the Non-Advocating Party will have no right to file, prosecute or obtain assignment of any Patent to any such inventions.

(h) In the event that one Party (the “Terminating Party”) decides that it wishes to end its participation in or funding of a clinical trial being co-funded pursuant to the Co-Development Plan, it shall notify the other Party (the “Non-Terminating Party”) in writing, the date of such written notice being the “Termination Date”. If the Non-Terminating Party notifies the Terminating Party within [ * ] thereafter that it wishes to continue such trial without the Terminating Party, then the Parties will decide upon a reasonable plan for transitioning on-going trial-related activities to the Non-Terminating Party while minimizing disruption and delay, and the post-Termination Date conduct of such trial by or on behalf of the Non-Terminating Party shall be subject to the rights and obligations set forth in this Section 12.5 as if the Non-Terminating Party were the Advocating Party and the post-Termination Date conduct of such trial were Development of a Separate Indication. For clarity, the Non-Terminating Party’s right to reimbursement pursuant to Section 12.5(e) shall be solely with respect to Separate Development Costs incurred by the Non-Terminating Party after the Termination Date. Notwithstanding anything to the contrary contained herein, [ * ] shall not [ * ] or [ * ], unless the [ * ] that it is [ * ].

(i) In the event that the Non-Terminating Party continues a trial without the Terminating Party as set forth in subsection (h) above, then the Terminating Party shall reimburse the Non-Terminating Party for [ * ] of the Co-Development Costs incurred by the Non-Terminating Party (not including amounts previously reimbursed by the Terminating Party pursuant to Section 11.7) prior to the Termination Date; provided, however, that the Terminating Party shall not be obligated to pay such Co-Development Costs if the Terminating Party determines, using good faith and commercially reasonable discretion, that [ * ]. If the Non-Terminating Party disputes whether [ * ], the Non-Terminating Party may refer such dispute to arbitration in accordance with Section 25.1(b), to resolve whether such risks or issues existed and whether the Terminating Party owes the Non-Terminating Party [ * ] of the Co-Development Costs incurred by the Non-Terminating Party.

12. Nexavar Royalties for Sales in Japan.

(a)	Within three (3) business days after the Effective Date of the Fourth Amendment, Bayer shall pay one hundred and sixty million United States dollars (US$160,000,000) to Onyx. Such payment shall be nonrefundable and noncreditable.

19.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	On or before each of the following dates, Bayer shall make a nonrefundable, noncreditable payment to Onyx of up to five million United States dollars (US$5,000,000), which amount shall be determined as described in this subsection (b): (i) ninety (90) days after the earlier of (1) the first date after the Effective Date of the Fourth Amendment on which the Japanese Ministry of Health, Labor and Welfare issues a decision regarding the reimbursement price for sorafenib in Japan or (2) December 31, 2011, (ii) the first anniversary of the date described in the previous subsection (i), and (iii) the second anniversary of the date described in the previous subsection (i). Bayer shall provide Onyx with prompt written notice of any decision regarding the reimbursement price for sorafenib issued by the Japanese Ministry of Health, Labor and Welfare, after the Effective Date of the Fourth Amendment and on or before the second anniversary of the date of such decision; such notice shall provide a copy of such decision and, to the extent not specified in such decision, the date of implementation of the new reimbursement price specified in such decision. The amount of each payment made pursuant to this subsection (b) shall be based upon the percentage decrease, if any, between the reimbursement price for sorafenib in effect in Japan as of the Effective Date of the Fourth Amendment, as established by the Japanese Ministry of Health, Labor and Welfare (the “Original Price”) and the reimbursement price for sorafenib in effect in Japan on the due date of such payment, as established by the Japanese Ministry of Health, Labor and Welfare (such price, the “Current Price”). If the Current Price as of the applicable payment date is the same as or more than the Original Price, then Bayer shall pay five million United States dollars (US$5,000,000) to Onyx on such payment date. If the Current Price as of the applicable payment date is [ * ] or less of the Original Price, then no payment shall be due on the applicable payment date. If the Current Price as of the applicable payment date is less than the Original Price but more than [ * ] of the Original Price, then Bayer shall pay to Onyx on such payment date, an amount equal to five million United States dollars (US$5,000,000) minus [ * ] for each full one percent (1%) by which the Current Price has decreased from the Original Price and by a pro-rated amount thereof for each decrease of less than one percent (1%). For example, if there was a price decrease of [ * ] percent prior to the first payment date, Bayer would make a payment to Onyx under this Section 12(b)(i) of [ * ], plus two subsequent payments on the next two anniversaries of such initial payment. However if there is an additional price decrease of [ * ] percent any time prior to the next payment then the subsequent payments to Onyx would be reduced by [ * ].

20.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	In consideration of (i) the amounts paid by Bayer pursuant to subsections (a) and (b) above and (ii) the other modifications to the Collaboration Agreement, effective upon Onyx’s receipt of the payment set forth in subsection (a) and contingent upon Onyx’s timely receipt of the payments set forth in subsection (b), Section 16.2(b) of the Collaboration Agreement is amended to insert the following new sentence at the end of such Section 16.2(b):

“Notwithstanding the foregoing, Bayer shall not have any obligation to make any royalty payments to Onyx pursuant to this Section 16.2(b) on account of any Net Sales received by Bayer or its Affiliates or sublicensees on or after January 1, 2012 for the sales of sorafenib solely for use in Japan.”

13. Alignment of Sales Representatives and MSLs. The Parties agree that, unless otherwise agreed by the EC, each Co-Promotion Program approved after the Effective date of the Fourth Amendment shall assign each Party’s sales representatives and MSLs solely to the territories covered by such Party.

14. Amendment to Section 17.2. Section 17.2 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

17.2 Records. Each Party shall keep or cause to be kept such records as are required to determine (a) in a manner consistent with generally accepted accounting principles in the United States the sums or credits due under this Agreement, including, but not limited to, Allowable Expenses, Co-Development Costs, sales of Royalty-Bearing Products, Cost of Goods Sold, and Collaboration Revenues and (b) amounts to be listed in tax returns required to be filed by the Tax Partnership and the methods by which such amounts were calculated by the TMP (including assessments of different tax treatments and the risks and benefits associated therewith and the basis for choosing a particular tax treatment). Bayer, as the TMP, shall also keep records of all correspondence received from, or documents filed with, any tax authority with respect to the Tax Partnership. At the request (and expense) of either Party, the other Party and its sublicensees shall permit the requesting Party or an independent certified public accountant appointed by such Party and reasonably acceptable to the other Party, at reasonable times during reasonable business hours and upon reasonable notice, to examine those records as may be necessary or reasonably useful to:

(i) determine, with respect to any calendar year ending not more than three years prior to such Party’s request (but only once for each calendar year), the correctness of any report or payment made under this Agreement;

(ii) determine, with respect to the then current tax year and any other tax year which is open for review at the time of such Party’s request, by the United States Internal Revenue Service or any foreign equivalent thereof, the correctness of any draft or filed Tax Partnership tax return; or

21.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) obtain information as to the royalty payable for any calendar year.

For clarity, the Party being audited shall promptly provide reasonable access to records reasonably requested by the auditing Party for the purposes described in (i)-(iii) above, including records in sufficient detail to determine the appropriate allocation of FTEs and other costs charged to the collaboration.

Any such examination shall be subject to Article 22. Results of any such examination shall be made available to both Parties. The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance of more than five percent (5%) from the amount of the original report, royalty or payment calculation. In such case, the Party being audited shall bear the full cost of the performance of such audit.

This Section 17.2, as revised by the Fourth Amendment, shall apply to all audits for the 2010 calendar year and all subsequent years. The JFC shall agree upon procedures for conducting audits that are compatible with applicable law. The Parties agree to discontinue any audits ongoing as of the Effective Date of the Fourth Amendment with respect to amounts paid pursuant to Section 11.7 with respect to Co-Development Costs incurred in 2008 or 2009, and the only amounts owed on account of such audits are as set forth in Section 15 of this Fourth Amendment.

15. Audit Payment. Onyx’s audit of amounts paid by Bayer pursuant to Section 16.1 of the Collaboration Agreement with respect to 2008 revealed [ * ]. [ * ] shall pay such amount to [ * ] within three (3) business days after the Effective Date of the Fourth Amendment.

16. Amendment to Section 23.3(b). Section 23.3(b) of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

(b) TMP shall prepare and submit drafts of all Tax Partnership returns to the Parties as soon as reasonably practical in advance of the due date, but not less than 30 days in advance of the due date, to permit review by the Parties prior to filing. If a Party disagrees with the proposed treatment of an item on the return prepared by the TMP, the Parties shall promptly seek to resolve the disagreement through good faith discussions. If the dispute cannot be so resolved, the Parties shall engage the services of a mutually agreeable nationally recognized law or accounting firm to resolve the matter. The firm’s decision on such matter shall be binding on the Parties. Such firm’s fee shall be borne equally by the Parties. If the dispute has not been resolved by the due date of the particular return, the TMP shall timely file the particular return and the content of the return as filed shall be determined by the TMP in its sole discretion. Upon resolution of the dispute

22.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

between the Parties, if such resolution provides for the reporting of any item which is inconsistent with the manner in which such item was reported on the return as filed by the TMP, the TMP shall prepare and file an amended return using the agreed basis of reporting. TMP may file such requests for extensions of time to file any returns as it deems appropriate.

17. Deletion of Section 24.4. Section 24.4 of the Collaboration Agreement is hereby deleted in its entirety and replaced with “{This Section has been intentionally deleted.}” All references to Section 24.4 in the Collaboration Agreement and Co-Promotion Agreement (including the reference in Section 10.4 of the Co-Promotion Agreement) are hereby deleted.

18. Amendment to Section 25.1. Section 25.1 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

25.1 Disputes.

(a) The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party’s rights and/or obligations hereunder. The Parties shall follow the procedures set forth in this Article 25 to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and to attempt to avoid arbitration between the Parties. Any disputes among the members of the EC, or other disputes among the Parties, that cannot be resolved by good faith negotiation within thirty (30) days after referral thereto, shall be referred, by written notice from either Party to the other, to the ASC. The ASC shall meet as soon as possible, and not more than thirty (30) days after such notice is received, and shall make diligent, good faith efforts to resolve such dispute in a manner that is consistent with the terms of this Agreement and the principles underlying such terms and that balances the legitimate interests of both Parties.

(b) In the event that the members of the ASC are not able to resolve such dispute during such meeting, the ASC shall meet in person at least one more time during the 60-day period after such notice is received, and if the ASC has not resolved such dispute by the end of such 60-day period (or any mutually agreed extension thereof), either Party may submit such dispute (including whether a dispute is subject to arbitration) to an arbitration proceeding to be conducted in San Francisco, California before a panel of three (3) neutral arbitrators, which shall be selected as follows within thirty (30) days from the request for arbitration: Bayer shall select one arbitrator, Onyx shall select one arbitrator, and Bayer and Onyx shall seek to agree on the selection of the third arbitrator; provided that if Bayer and Onyx fail to agree on such third arbitrator within such thirty (30)-day period, then the arbitrators designated by Onyx and Bayer shall select the third arbitrator within fifteen (15) days. Judgment on the award may be entered in any court having jurisdiction. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures, except that

23.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Parties expressly agree that any arbitration pursuant to this paragraph shall be a “baseball-style” arbitration governed by Rule 33 of the JAMS Comprehensive Arbitration Rules & Procedures (effective October 1, 2010). Each Party shall bear its own costs and expenses in connection with a dispute brought under this Section 25.1, provided that Bayer and Onyx shall share equally in the costs of the arbitration panel and any fee imposed by JAMS. Notwithstanding any Rule to the contrary, the Parties expressly agree to the following discovery procedures for any arbitration initiated pursuant to this paragraph: the Parties shall be entitled to take discovery within the scope provided for in the JAMS Comprehensive Arbitration Rules & Procedures. With respect to limits on the type and amount of discovery, each Party shall be entitled to [ * ]. The arbitrator may allow discovery beyond these limits upon a showing a good cause.

(c) Without modifying the agreement set forth in Section 25.1(b), the Parties intend that in the event of an operational dispute under this Agreement, the Parties shall seek to resolve their differences through an expedited determination by a neutral expert who has no affiliation whatsoever with either Party. The exact process and scope of such expert determination shall be determined by the Parties at that time (or from time to time in the event of multiple referrals to such an expert). In the absence of mutual agreement to pursue such an expedited expert determination, the rules of Section 25.1(b) shall apply. No written statement of reasons shall accompany the arbitration decision unless both Parties agree that such a statement is necessary. To the extent non-monetary relief is an issue in the arbitration, each Party shall submit its proposal regarding non-monetary relief, and the arbitration panel shall choose between the Parties’ proposals.

19. Addition of New Section 26.4. The following Section 26.4 is hereby added to the Collaboration Agreement:

26.4 Additional Representation and Warranty. Bayer hereby represents and warrants to Onyx that the Original Price is [ * ].

20. Addition of New Section 26.5. The following Section 26.5 is hereby added to the Collaboration Agreement:

26.5 In the event a Party or its Affiliates (or any successor entity thereto) obtains ownership of or license to a Specified Product as a result of a Change of Control of such Party, such Party shall promptly and in a reasonable period of time divest such Specified Product to a Third Party.

21. Amendment to Section 28.1(b). Section 28.1(b) of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

(b) Neither Onyx nor Bayer may assign its rights or obligations under this Agreement or its ownership interest in Onyx Patents or Bayer Patents, respectively, or in Patents owned jointly by Onyx and Bayer to a non-Affiliate

24.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

without the prior written consent of the other Party, except that either Onyx or Bayer may assign this Agreement and its Patents in connection with any merger, consolidation, or sale of all or substantially all of its assets.

22. Amendment to Section 28.7. Section 28.7 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

28.7 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

If to Onyx, addressed to:

Onyx Pharmaceuticals, Inc.

249 E. Grand Avenue

South San Francisco, CA 94080

Attention: Chief Executive Officer

Telephone: (650) 266-0000

Facsimile: (650) 266-0100

With a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Robert L. Jones, Esq.

Telephone: (650) 843-5000

Facsimile: (650) 849-7400

If to Bayer, addressed to:

Bayer HealthCare LLC

555 White Plains Road

Tarrytown, NY 10591

Attention: Sr. VP and General Counsel

Facsimile: (914) 366-1784

With a copy to:

Bayer HealthCare Pharmaceuticals Inc.

25.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

340 Changebridge Road

Montville, NJ

Attention: Global Head of Oncology

Facsimile: (973) 487-2929

23. Certain Financial and Accounting Matters. Effective as of [ * ], the Parties have agreed to the following with regard to the application of Cost of Goods Sold, Distribution Costs, Allowable Co-Promotion Expenses and Co-Promotion Overheads:

(a) Section 1.13 (the definition of “Cost of Goods Sold”) shall be interpreted to include the following methodology for the calculation of Cost of Goods Sold effective for all Cost of Goods Sold incurred by Bayer from and after [ * ] with respect to the Approved Product:

(i) Rest of World Cost of Goods Sold (“ROW COGS”) represents Cost of Goods for the Approved Product outside the United States as calculated by Bayer’s cost accounting systems. The “standard unit cost of Collaboration Products in final therapeutic form”, as defined in Section 1.13, shall include for ROW COGS such costs as handling, freight, insurance, customs duty, and other such charges required to transport the Approved Product from its final manufacturing location to the countries where it is sold. (Transportation within countries is a component of Distribution Costs, as described below.) ROW COGS as a component of Allowable Expenses (as defined in Section 1.5) will be [ * ]. The ROW COGS [ * ] will be [ * ], based on [ * ]. By way of example, [ * ] will be [ * ].

(ii) US Cost of Goods Sold (“US COGS”) as defined in Article I of the Co-Promotion Agreement shall be determined using the following methodology effective from and after [ * ]:

(A) [ * ].

(B) “US COGS” will be fixed at be [ * ] per tablet for the calendar year beginning [ * ], with no retrospective change to US COGS for calendar year [ * ]. Such per-tablet charge shall be adjusted as follows: commencing [ * ] and for each Contract Year thereafter, inflation/deflation variances equal to the corresponding increase or decrease in the United States Producer’s Price Index, Pharmaceutical Preparations Manufacturers (US BLS Ref. #pcu325412325412; http://data.bls.gov/cgi-bin/surveymost), or the equivalent standard, as published by the Bureau of Labor Statistics of the United States Department of Labor from the annual index value most recently available as of the Effective Date of the Fourth Amendment to the annual index value most recently available as of the most recent January (aggregated and applied on a cumulative basis).

(iii) Puerto Rico Cost of Goods Sold in each year will be the same as US COGS, as calculated in accordance with US Co-Promotion Agreement.

(b) Distribution Costs shall include, in addition to the costs described in Section 1.21, costs incurred by Bayer or for its account in connection with the freight, insurance, packaging, and distribution of the Approved Product to a Third Party in ROW countries, which shall be equal to [ * ] of Net Sales of the Approved Product during calendar year [ * ]. This charge will be [ * ] on an annual basis beginning for the [ * ].

26.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Allowable Expenses for the ROW includes “ROW Marketing Costs,” which is defined as costs incurred by Bayer in the marketing, selling, and distribution of the Approved Product in ROW regions. It shall include the ROW P&L reporting categories of:

[ * ]

(d) Overhead costs are not sharable collaboration expenses outside the United States. Examples of such overhead expenses, which are to be paid solely by Bayer, may include, but are not limited to, [ * ].

(e) Allowable Co-promotion Expenses for the United States includes “Sales Force Expense.” The definition of Sales Force Expense in Article I of the Co-Promotion Agreement is hereby amended to include meeting and convention planning to the extent such costs are reasonably allocable to the Approved Product and substantive contemporaneous documentation of the basis for allocation is available.

(f) A general principle on treatment of shared costs is that cost allocations to the Approved Product should be based on a justifiable and supportable allocation methodology. This would apply to cost items such as conventions that support Bayer’s Oncology franchise or pharmaceutical business, or to Marketing Services functions that also support other products or product candidates in the Bayer portfolio. Data supporting cost allocations to an Approved Product are to be documented and retained.

24. Mutual Authority. Bayer and Onyx each represents and warrants to the other that: (a) it has the authority and right to enter into and perform this Fourth Amendment; (b) this Fourth Amendment is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights; and (c) its execution, delivery and performance of this Fourth Amendment shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a Party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

25. Full Force and Effect of Agreement. The Collaboration Agreement, as modified by the First Amendment, the Second Amendment, the Co-Promotion Agreement and this Fourth Amendment, constitutes the entire agreement of the Parties on the subject matter hereof. The Collaboration Agreement, as modified hereby, remains in full force and effect.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

27.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

ONYX PHARMACEUTICALS, INC.		BAYER HEALTHCARE LLC

By:	/s/ N. Anthony Coles	By:	/s/ R. Scott Meece

Name:	N. Anthony Coles	Name:	R. Scott Meece

Title:	President & CEO	Title:	General Counsel + Sr. Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO COLLABORATION AGREEMENT

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F

Listed Patents

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G

Listed Trials

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.